SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                          -------------------

                                FORM S-3
                         REGISTRATION STATEMENT
                                UNDER
                         THE SECURITIES ACT OF 1933
                          -------------------
                         United Waste Systems, Inc.
                         (Exact Name of Registrant as Specified in Its Charter)

                                Delaware
                         (State or  Other Jurisdiction of Incorporation or
                          Organization)

                                  4953
                         (Primary Standard Industrial Classification Number)

                               13-3532338
                         (I.R.S. Employer Identification No.)

                         Four Greenwich Office Park
                         Greenwich, Connecticut 06830
                             (203) 622-3131
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of  Registrant's  Principal Executive Offices)

                           Sandra E. Welwood
                         United Waste Systems, Inc.
                         Greenwich, Connecticut 06830
                             (203) 622-3131
(Name Including Zip Code, and Telephone Number, Including Area
Code, of  Agent For Service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

                         Joseph Ehrenreich, Esq.
                          Ehrenreich & Krause
                         1140 Avenue of the Americas
                         New York, N.Y.  10036
                             (212) 302-8050

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this form are
being offered pursuant to dividend or interest reinvestment
plans, please check the following box.    [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment
plans, check the following box.     [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each       Amount to    Proposed  Proposed    Amount
Class of            be Registered  Maximum Maximum     of
Securities                         Offering  Aggregate Registration
to be                              Price     Offering  Fee
Registered(1)                           Per       Price(2)
                                 Share(2)
-------------       -------------  ----------     --------- ---------
Debt Securities(3)...)
Preferred Stock(4)...)
Common Stock,       $150,000,000(6)     100%      $150,000,000   $45,455
 par value $.001
 per share(5)........)
-----------------------------------------------------------------------------
Debt Securities(7)...)
Preferred Stock(7)...)
Common Stock,                                   (8)
  par value $.001
  per share(7).......)
------------------------------------------------------------------------------
Warrants(9)                        (6)
------------------------------------------------------------------------------
(1) All of the securities being registered hereby are securities that may hereafter be offered by United Waste Systems, Inc (the "Company"). This registration statement does not cover sales of any securities by any officer, director or other stockholder of the Company.

(2) Estimated solely for purposes of determining the registration fee.

(3) In no event will the aggregate initial price of such Debt Securities issued under this Registration Statement, as may be offered from time to time, exceed $150,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the European Currency Unit. If any such Debt Securities are issued at an original issue discount, then the Company may issue such greater principal amount as shall result in an aggregate initial offering price of $150,000,000.

(4) In no event will the aggregate initial price of such Preferred Stock issued under this Registration Statement, as may be offered from time to time, exceed $150,000,000.

(5) In no event will the aggregate initial price of such Common Stock issued under this Registration Statement, as may be offered from time to time, exceed $150,000,000 or, if applicable, such lesser amount as is provided for in Rule 415.

(6) In no event will the aggregate initial price of the Debt Securities, Preferred Stock, Common Stock and Warrants referred to in footnotes (3), (4),
(5) and (9) exceed $150,000,000.

(7) Such indeterminate number of shares of Common Stock, and indeterminate amounts of Debt Securities and Preferred Stock, as may be issued upon conversion or exchange of any other Debt Securities or Preferred Stock that provide for conversion or exchange into other securities. Such indeterminate number of shares of Common Stock and amounts of Debt Securities and Preferred Stock as may be issued as payment of dividend or interest payment obligations on the Debt Securities or the Preferred Stock. In no event will the aggregate initial price of any such Securities issued as payment of dividend or interest payment obligations exceed the amount of such dividend or interest payment obligations as would have otherwise been paid in cash, nor in any event will the aggregate initial price of any such Securities so issued plus the aggregate initial price of the Debt Securities, Preferred Stock, Common Stock and Warrants referred to in footnotes (3), (4), (5) and (9) exceed $150,000,000.

(8) No separate consideration will be received for the Common Stock, Debt Securities or Preferred Stock identified in footnote (7) which may be issuable upon conversion of or in exchange for other Debt Securities or Preferred Stock.

(9) In no event will the aggregate initial price of such Warrants issued under this Registration statement, as may be offered from time to time, exceed $150,000,000.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS

                              $150,000,000

                         UNITED WASTE SYSTEMS, INC.

                            Debt Securities
                            Preferred Stock
                              Common Stock
                                Warrants
                         ----------------------------

     United Waste Systems, Inc. (the "Company") may offer from time to time (i) Debt Securities ("Debt Securities"), which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes and other unsecured evidences of indebtedness in one or more series, (ii) shares of Preferred Stock ("Preferred Stock") in one or more series, (iii) shares of Common Stock, par value $.001 per share ("Common Stock"), or (iv) Warrants ("Warrants") to purchase Debt Securities, Preferred Stock or Common Stock (such Debt Securities, Preferred Stock, Common Stock and Warrants being collectively referred to as "Securities"), at an aggregate initial offering price not to exceed U.S.$150,000,000 at prices and on terms to be determined at the time of sale.

     All of the Securities offered hereby are being offered for the account of the Company. None of the Securities are being offered for the account of any officer, director or other stockholder of the Company.

     The accompanying Prospectus Supplement sets forth certain of the terms of the particular Securities in respect of which this Prospectus is being delivered.

     The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company. All or a portion of any Debt Securities may be issued in permanent global form.

     The Company currently conducts substantially all its operations through subsidiaries, and the holders of Debt
Securities (whether or not Subordinated Securities) will be structurally subordinated to the creditors of the Company's subsidiaries.

     The Company may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution."
                      --------------------



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      --------------------

     The date of this Prospectus is December 30, 1996

     United Waste Systems, Inc., was incorporated in the State of Delaware in 1989. Its executive offices are located at Four
Greenwich Office Park, Greenwich Connecticut 06830, and its telephone number is (203) 622-3131.


     No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or in the accompanying Prospectus Supplement, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, agent or dealer. This Prospectus does not constitute an offer to sell or a solicitation of an offer by buy any securities other than the Securities in respect of which this Prospectus is delivered or an offer of any securities in any jurisdiction to any person where such an offer would be unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sales made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since their respective dates.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     The Company makes certain filings with the Commission electronically. The Commission maintains a Web site
(http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities reference is hereby made to such Registration Statement and the exhibits filed therewith or incorporated therein by reference. The Registration Statement, including the exhibits filed therewith or incorporated therein by reference, may be inspected without charge at the public reference facilities maintained by the Commission and at the Commission's regional offices at the addresses stated above. Copies of these documents may be obtained from the Public Reference Section of the Commission at its office in Washington, D.C., set forth above at prescribed rates.

                         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated into this Prospectus by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995; the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 and Amendment No. 1 thereto on Form 10-Q/A; the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996; and the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.

     2.  The Company's Report on Form 8-K dated September 19,
1995 (filed on October 4, 1995)and Amendment No. 1 thereto (filed in December 1995).

     3.  The Company's Report on Form 8-K dated May 31, 1996.

     4.  The Company's Report on Form 8-K dated June 18, 1996.

     5.  The Company's Report on Form 8-K dated June 28, 1996
(filed on August 23, 1996).

     6.  The Company's Report on Form 8-K dated September 27,
1996 (filed on November 8, 1996).

     7. The Company's Reports on Form 10-C dated March 8, 1996, and June 18, 1996, respectively.

     8.  The Company's definitive proxy statement dated April 22,
1996, relating to its 1996 Annual Meeting of Stockholders.

     9. The description of the Company's Common Stock which is contained in its Registration Statement on Form 8-A dated
November 16, 1992, filed under the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person (including any beneficial owner) to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to United Waste Systems, Inc., Attention: Corporate Secretary, Four Greenwich Office Park, Greenwich, Connecticut 06830, telephone:
(203) 622-3131.

                            USE OF PROCEEDS

     Except as otherwise described in a Prospectus Supplement relating to particular Securities, the net proceeds from the sale of Securities will be used for general corporate purposes, which may include acquisitions, refinancing of indebtedness, working capital, capital expenditures and repurchases and redemptions of securities.

                         RATIO OF EARNINGS TO FIXED CHARGES AND
          EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                  Nine Months
                      Year Ended December 31,     Ended
                      ------------------------    September 30
                      1991 1992 1993 1994 1995    1996
                      ---- ---- ---- ---- ----    -------------
Ratio of earnings
 to fixed charges(1)  0.6  2.0  4.1  4.9  4.6     4.2

Ratio of earnings
 to combined fixed
 charges and
 preferred
 stock dividends(2)   0.6  1.3  3.0  4.2  4.5     4.2

-------------------
     (1) For purposes of computing such ratio, (i) earnings consist of income before income taxes plus fixed charges (other than interest capitalized)and (ii) fixed charges consist of interest expense, interest capitalized, amortization of debt issuance costs and discount and premium, and the estimated interest portion of rental expense.

     (2) For purposes of computing such ratio, (i) earnings consist of income before income taxes plus fixed charges (other than interest capitalized) and preferred stock dividends and (ii) fixed charges and preferred stock dividends consist of interest expense, interest capitalized, amortization of debt issuance costs and discount and premium, the estimated interest portion of rental expense and preferred stock dividends.


                           DESCRIPTION OF DEBT SECURITIES

     The Debt Securities constitute either Senior Securities or Subordinated Securities. Debt Securities may be issued from time to time under one or more indentures, each dated as of a date on or prior to the issuance of the Debt Securities to which it relates. Senior Securities and Subordinated Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and a trustee, which may be the same trustee, and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted form time to time. Information regarding the trustee under the Senior Indenture (the "Senior Trustee") and the trustee under the Subordinated Indenture (the "Subordinated Trustee") will be included in any Prospectus Supplement relating to such Debt Securities. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the "Indentures;" and the Senior Trustee and the Subordinated Trustee are sometimes collectively referred to herein as the "Trustees" and individually as a "Trustee." The following discussion includes a summary description of the anticipated terms of the Indentures, other than terms which are specific to a particular series of Debt Securities and which will be described in the Prospectus Supplement relating to such series. However, if so indicated in a Prospectus Supplement, the terms of the Indentures applicable to a particular series of Debt Securities may differ
from the terms set forth below.   The following summaries do not
purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Wherever particular Sections or Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series of Debt
Securities offered by any Prospectus Supplement or Prospectus
Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

     Other than as may be indicated in the applicable Prospectus
Supplement, there are no provisions of the Indentures which afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

General

     The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, and Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series. The Senior Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated indebtedness of the Company. The Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness (as defined) of the Company, as described below under "--Subordination of Subordinated Securities" and in a Prospectus Supplement applicable to an offering of Subordinated Securities.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) whether any of such Debt Securities are to be issuable in permanent global form ("Global Security") and, if so, the terms and conditions, if any, upon which interests in such Debt Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby; (4) the person to whom any interest on any Debt Security of the series shall be payable if other than the person in whose name the Debt Security is registered on the Regular Record Date; (5) the date or dates on which such Debt Securities will mature; (6) the rate or rates of interest, if any, or the method of calculation thereof, which such Debt Securities will bear and, if interest will not be payable in cash, the terms of any securities of the Company to be issued in payment of interest; (7) the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest on such Debt Securities will be payable and the Regular Record Date for any interest payable on any Interest Payment Date; (8) the place or places where the principal of, premium (if any) and interest on such Debt Securities will be payable; (9) whether such Debt Securities will be Senior Securities or Subordinated Securities;
(10) the period or periods within which, the events upon the occurrence of which, the price or prices at which, such Debt Securities may, pursuant to any optional or mandatory provisions, be redeemed or purchased, in whole or in part, by the Company and any terms and conditions relevant thereto; (11) the obligation of the Company, if any, to redeem or repurchase such Debt Securities at the option of the Holders; (12) the denominations in which any such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (13) the currency, currencies or currency unit or units of payment of principal of and any premium and interest on such Debt Securities if other than U.S. dollars; (14) any index or formula used to determine the amount of payments of principal of or any premium and interest on such Debt Securities; (15) if the principal of or any premium or interest on such Debt Securities is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (16) if other than the full principal amount thereof, the portion of the principal amount of such Debt Securities of the series which will be payable upon declaration of the acceleration of the Maturity thereof; (17) the applicability of certain covenants for the benefit of the holders of such Debt Securities; (18) the applicability of any provisions described under "--Defeasance"; (19) the terms and conditions, if any, pursuant to which such Debt Securities are convertible or exchangeable into Common Stock or other securities; and (20) any other terms of such Debt Securities not inconsistent with the provisions of the respective Indentures.

     Debt Securities may be issued at a discount from their principal amount. United States Federal income tax considerations and other special considerations applicable to any such Original
Issue Discount Securities may be described in the applicable
Prospectus Supplement.

     If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

Subordination of Subordinated Securities

     The indebtedness evidenced by the Subordinated Securities will be subordinated and junior in right of payment to the extent set forth in the Subordinated Indenture to the prior payment in full of amounts then due on all Senior Indebtedness. No payment shall be made by the Company on account of principal of (or premium, if any) or interest on the Subordinated Securities or on account of the purchase or other acquisition of Subordinated Securities, if there shall have occurred and be continuing a default in the payment of principal (or premium, if any) or interest on any Senior Indebtedness when it becomes due or, if any event of default with respect to any Senior Indebtedness which automatically accelerates or permits the acceleration of the maturity of such Senior Indebtedness shall have occurred, unless and until such default or event of default shall have been cured or waived or, in the case of non-payment defaults, such event of default is not the subject of judicial proceedings or the maturity of such Senior Indebtedness is not accelerated 180 days after the Company is given written notice of such default. By reason of these provisions, in the event of a default with respect to any Senior Indebtedness, whether now outstanding or hereafter issued, payments of principal of (and premium, if any) and interest on the Subordinated Securities may not be permitted to be made until such default is cured or such Senior Indebtedness is paid in full.

     Upon any distribution of assets of the Company upon any receivership, dissolution, winding-up, liquidation, reorganization or similar proceedings of the Company, whether voluntary or involuntary, or in bankruptcy or insolvency, all principal of (and premium, if any) and interest due upon all Senior Indebtedness must be paid in full before the Holders of the Subordinated Securities or the Trustee is entitled to receive or retain any assets so distributed in respect of the Subordinated Securities. By reason of this provision, in the event of insolvency Holders of the Subordinated Securities may recover less, ratably, than other creditors of the Company, including holders of Senior Indebtedness.

     Unless otherwise defined in the applicable Prospectus Supplement, "Senior Indebtedness" means the principal of (and premium, if any) and interest on (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company) other than the Subordinated Securities, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (b) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and
(c) amendments, renewals, extensions, modifications and refunding of any such indebtedness or obligation, in any such case whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Subordinated Securities or it is provided that such obligation is subordinated to senior indebtedness to substantially the same extent as the Subordinated Securities are subordinated to Senior Indebtedness.

Form, Exchange, Registration, Conversion, Transfer and Payment

     Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof. Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest on the Debt Securities will be payable, and the exchange, conversion and transfer of Debt Securities will be registerable, at the office or agency of the Company maintained for such purposes and at any other office or agency maintained for such purpose. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     All moneys paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Debt Security which remain unclaimed for two years after such principal, premium or interest has become due and payable may be repaid to the Company and thereafter the Holder of such Debt Security may look only to the Company for payment thereof.

Book-Entry Debt Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents with respect to the offer of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interest in such Global Security will be limited to participants or Persons that may hold interest through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the applicable Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the applicable Indenture.
The Company understands that under existing industry practices, if the Company requests any action of Holders or any owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under an Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal of (and premium, if any) and interest on a Global
Security will be payable in the manner described in the applicable Prospectus Supplement.

Certain Covenants of the Company

     Specific covenants for the benefit of the holders of a particular series of Debt Securities will be set forth in the applicable Prospectus Supplements. These may include, among others, covenants restricting the incurrence of additional Senior Indebtedness and restricting certain sale and leaseback transactions and covenants affording a Holder the right to have Debt Securities repurchased by the Company upon the happening of certain events.

Events of Default

     The following are Events of Default under the Indentures with respect of Debt Securities of any series: (a) failure to pay principal of (or premium, if any on) any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due and the continuance of such failure for 30 days; (c) failure to make any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the applicable Indenture (other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than that series), and the continuance of such failure for 30 days after written notice as provided in the respective Indentures;
(e) failure to pay at the final maturity thereof the principal of, or acceleration of, any indebtedness for money borrowed by the Company in excess of the amount specified in the applicable Prospectus Supplement with respect to Debt Securities of that series, if such indebtedness is not discharged, or such acceleration is not annulled, as provided in the respective Indentures; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series.

     If an Event of Default with respect to Outstanding Debt Securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the series by notice as provided in the respective Indentures may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgement or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "--Modification and Waiver."

     The Indentures provide that, subject to the duty of the respective Trustees thereunder during an Event of Default to act with the required standard of care, such Trustee will be under no obligation to exercise any of its rights or powers under the respective Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnifications of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series.

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless such Holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the same series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of the same series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

     The Company will be required to furnish to the Trustees annually a statement as to the performance by the Company of its obligations under the respective Indentures and as to any default in such performance.

Modification and Waiver

     Modifications and amendments of the respective Indentures may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (a) change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any Debt Security; (b) reduce the principal amount of, the rate of interest on (or premium, if any) payable upon the redemption of, any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (d) change the place or currency of payment of principal of (or premium, if any) or interest on any Debt Security; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity or Redemption Date thereof; or (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults.

     The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain covenants of the applicable Indenture. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) or interest on, any Debt Security of that series or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected.

Consolidation, Merger and Sale of Assets

     The Company, without the consent of any Holders of Outstanding Debt Securities, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, the Company, provided (a) that the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is a Person organized and existing under the laws of any United States jurisdiction and assumes the Company's obligations on the Debt Securities and under the respective Indentures, (b) that after giving effect to such transaction no Event of Default, shall have occurred and be continuing, and (c) that certain other conditions are met.

Defeasance

     If so indicated in the applicable Prospectus Supplement with respect to the Debt Securities of a series, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace destroyed, stolen, lost or mutilated Debt Securities of such series, and to maintain an office or agency in respect of the Debt Securities and hold moneys for payment in trust) or (ii) will be released from its obligations to comply with covenants and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clauses (e) and (g) of the "Events of Default" above shall no longer be an Event of Default if, in either case, the Company irrevocably deposits with the Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of such Debt Securities. Such a trust may only be established if, among other things, (a) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture shall have occurred and be continuing on the date of such deposit, (b) no Event of Default described under clause (f) under "Events of Default" above or event which with the giving of notice or lapse of time, or both, would become an Event of Default described under such clause (f) shall have occurred and be continuing at any time during the period ending on the 91st day following such date of deposit, and (c) the Company shall have delivered an Opinion of Counsel to the effect that the Holders of the Debt Securities will not recognize gain or loss for United States Federal income tax purposes as a result of such deposit or defeasance and will be subject to United States Federal income tax in the same manner as if such defeasance had not occurred. In the event the Company omits to comply with its remaining obligations under the applicable Indenture after a defeasance of such Indenture with respect to the Debt Securities of any series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

     Notwithstanding the description set forth under "Subordination of Subordinated Securities", in the event that the Company deposits money or U.S. Government Obligations in compliance with the Subordinated Indenture in order to defease all or certain of its obligations with respect to any Subordinated Securities, the moneys or U.S. Government Obligations so deposited will not be subject to the subordination provisions of the Subordinated Indenture and the indebtedness evidenced by such Subordinated Securities will not be subordinated in right of payment to the holders of Senior Indebtedness to the extent of the moneys or U.S. Government Obligations so deposited.

Governing Law

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New
York.

Regarding the Trustee

     The Indentures contain certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign.

     Pursuant to the Trust Indenture Act of 1939, as amended, if both Senior Securities and Subordinated Securities are outstanding and a default should occur with respect to either the Senior Securities under the Senior Indenture or the Subordinated Securities under the Subordinated Indenture, and if the same entity is then acting as Trustee under both Indentures, such Trustee would be required to resign as Trustee under one of the Indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.


                           DESCRIPTION OF PREFERRED STOCK

     The following is a description of certain general terms and provisions of the Preferred Stock. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. Certain provisions applicable to the Preferred Stock are set forth under "Description of Common Stock."

     The summary of terms of the Company's preferred stock (including the Preferred Stock) contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and the certificate of designations relating to each series of the Preferred Stock (the "Certificate of Designations"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.

     The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, par value of $.001 per share. As of the date of this Prospectus, there were no shares of the Company's preferred stock outstanding. The Company's preferred stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, the Board of Directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series. Thus, the Board of Directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of the Company. See "Description of Common Stock."

     The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. The applicable Prospectus Supplement will describe the following terms of the series of Preferred Stock in respect of which this Prospectus is being delivered: (1) the designation and stated value per share of such Preferred Stock and the number of shares offered; (2) the amount of liquidation preference per share; (3) the initial public offering price at which such Preferred Stock will be issued; (4) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (5) any redemption or sinking fund provisions;
(6) any conversion or exchange rights; and (7) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

General

     The Preferred Stock offered hereby may be issued in one or more series. The holders of Preferred Stock will have no
preemptive rights.   Each share of Preferred Stock, upon issuance
against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. The applicable Prospectus Supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock offered by such Prospectus Supplement.

Rank

     The Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, rank prior to the Company's Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company ranking on a parity with (the "Parity Stock") or senior to the Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Preferred Stock shall be junior to all outstanding indebtedness of the Company.

Dividends

     Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends, or if not cash dividends, dividends payable in Securities of the Company, payable at such dates and at such rates per share per annum as set forth in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 60 calendar days preceding the payment dates therefor, as are determined by the Board of Directors (each of such dates, a "Record Date").

     Such dividends may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. If dividends on a series of Preferred Stock are noncumulative and if the Board of Director fails to declare a dividend in respect of a dividend period with respect to such series, then holders of such Preferred Stock will have no right to receive a dividend in respect of such dividend period, and the Company will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

     No full dividends shall be declared or paid or set apart for payment on preferred stock of the Company of any series ranking, as to dividends, on a parity with the series of Preferred Stock offered by the accompanying Prospectus Supplement for any period unless full dividends for the immediately preceding dividend period on such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon such Preferred Stock and any other preferred stock of the Company ranking on a parity as to dividends with the Preferred Stock, dividends upon shares of such Preferred Stock and dividends on such other preferred stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the shares of such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend period, if dividends on such Preferred Stock are cumulative) and accrued dividends, including required or permitted accumulation, if any, on shares of such other preferred stock, bear to each other. Unless full dividends on the series of Preferred Stock offered by the accompanying Prospectus Supplement have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) (a) no cash dividend or distribution (other than in shares of Junior Stock) may be declared, set aside or paid on the Junior Stock, (b) the Company may not repurchase, redeem or otherwise acquire any shares of its Junior Stock (except by conversion into or exchange for Junior Stock) and (c) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Preferred Stock or Parity Stock otherwise than pursuant to certain pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of such Preferred Stock and Parity Stock (except by conversion into or exchange for Junior Stock).

Convertibility

     The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock of the Company or another series of Preferred Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. See "Description of Common Stock."

Redemption

     The terms, if any, on which shares of Preferred Stock of any series may be redeemed will be set forth in the Prospectus
Supplement relating thereto.

Liquidation

     Unless otherwise specified in the applicable Prospectus Supplement, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of a series of Preferred Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Common Stock or any other security ranking junior to the Preferred Stock on liquidation, dissolution or winding up of the Company, to receive an amount per share as set forth in the related Prospectus Supplement plus accrued and unpaid dividends.
If the amounts available for distribution with respect to the Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of preferred stock may include accumulated dividends) to which they are entitled. After payment of the full amount of the liquidation preference, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

Voting

     The Preferred Stock of a series will not be entitled to vote, except as provided in the applicable Prospectus Supplement and as required by applicable law.

No Other Rights

     The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the related Prospectus Supplement, the Certificate of Incorporation and in the Certificate of Designations or as otherwise required by law.

Transfer Agent and Registrar

     The transfer agent and registrar for each series of Preferred Stock will be described in the Prospectus Supplement relating thereto.

                           DESCRIPTION OF COMMON STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 75,000,000 shares of Common Stock, par value $.001 per share. As of December 22, 1996 there were 38,895,067 shares of Common Stock outstanding. The following is a summary of the rights and privileges of the holders of Common Stock. These rights and privileges are subject to the rights and privileges of the holders of preferred stock of the Company (including Preferred Stock, if any, which may hereafter be issued):

     Dividend Rights. Subject to the preferential rights of the holders of shares of preferred stock of the Company, holders of Common stock are entitled to share ratably in such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor.

     Voting Rights. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the Company's stockholders. The Common Stock does not have cumulative voting rights, which means that (subject to the rights of the holders of preferred stock of the Company) the holders of a majority of the shares voting for election of directors can elect all members of the Board of Directors.

     Liquidation Rights. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock will be entitled to share ratably in the assets of the Company legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock of the Company then outstanding.

     Other Rights. Holders of Common Stock have no conversion, sinking fund, redemption, preemptive or subscription rights.

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New
York, NY 10005.

                           DESCRIPTION OF WARRANTS

General

     The Company may issue Warrants to purchase Debt Securities ("Debt Warrants"), Warrants to purchase Preferred Stock or Warrants to purchase Common Stock. Warrants may be issued independently or together with any Debt Securities and may be attached to or separate from such Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants or such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.
The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

Debt Warrants

     The applicable Prospectus Supplement will describe the following terms of the Debt Warrants in respect of which this Prospectus is being delivered: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued; (4) the currency or currencies, including composite currencies, in which the price of such Debt Warrants may be payable; (5) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (6) if applicable, the designation and terms of the Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (7) the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the Debt Securities purchasable upon exercise of such Debt Warrant will be payable; (8) if applicable, the date on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (9) the price at which and currency or currencies, including composite currencies, in which the Debt Securities purchasable upon exercise of such Debt Warrants may be purchased; (10) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (11) if applicable, the minimum or maximum amount of such Debt Warrants which may be exercised at any one time; (12) information with respect to book entry procedures, if any; (13) if applicable, a discussion of certain United States Federal income tax considerations; and (14) any other terms of such Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Debt Warrants.

Warrants to Purchase Preferred Stock or Common Stock

     The Company may issue Warrants to purchase Preferred Stock or Warrants to purchase Common Stock. The applicable Prospectus Supplement will describe the following terms of any such Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) whether such Warrants are exercisable for Preferred Stock or for Common Stock; (3) the price or prices at which such Warrants will be issued; (4) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (5) if applicable, the designation and terms of the Preferred Stock or Common Stock with which such Warrants are issued and the number of such Warrants issued with each share of Preferred Stock or Common Stock; (6) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable;
(7) if applicable, a discussion of certain United States Federal income tax considerations; and (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


                           PLAN OF DISTRIBUTION

     The Company may offer Securities to or through underwriters, through agents or directly to other purchasers.

     The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers in the form of discounts, concessions or commissions.
Underwriters, agents and dealers participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act.

     Pursuant to agreements which may be entered into between the Company and any underwriters or agents named in the applicable
Prospectus Supplement, such underwriters or agents may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as agents for the Company to solicit offers by certain institutional investors to purchase Debt Securities or Preferred Stock from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and saving banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but shall in all cases be subject to the approval of the Company. The obligations of the purchaser under any such contract will not be subject to any conditions except
(i) the investment in the Debt Securities or Preferred Stock by the institution shall not at the time of delivery be prohibited by the law of any jurisdiction in the United states to which such institution is subject, and (ii) if a portion of the Debt Securities or Preferred Stock is being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities or Preferred Stock not sold for delayed delivery. Underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contacts.

     All Debt Securities, Preferred Stock and Warrants offered may be a new issue of securities with no established trading market. Any underwriters to whom such Debt Securities, Preferred Stock and Warrants are sold by the Company for public offering and sale may make a market in such Debt Securities, Preferred Stock and Warrants, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Debt Securities, Preferred Stock or Warrants.

     Certain of the underwriters or agents and their associates may be engaged in transactions with and perform services for the Company in the ordinary course of business.

     The specific terms and manner of sale of the Securities in respect of which this Prospectus is being delivered are set forth or summarized in the applicable Prospectus Supplement.


                           VALIDITY OF SECURITIES

     The validity of the Securities offered will be passed upon for the Company by Ehrenreich & Krause. Counsel for the Underwriters or agents, if any, will be named in a Prospectus
Supplement.

                               EXPERTS

     The consolidated financial statements of United Waste
Systems Inc., appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1995, and the supplemental consolidated financial statements of United Waste Systems, Inc., appearing in the Company's Current Report on Form 8-K dated June
28, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated and supplemental consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of the PRM Acquired Companies appearing in the Company's Form 8-K/A dated September 19, 1995, and incorporated by reference herein have been audited by Coopers & Lybrand L.L.P., independent accountants as set forth in their report thereon appearing therein, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           PART II


Item 14.  Other Expenses of Issuance and Distribution

     The expenses of the Registrant in connection with the distribution of the securities being registered hereunder are set forth below and will be borne by the Registrant:

     Securities and Exchange Commission
          registration fee                       $ 45,455
     Blue sky fees and expenses                     2,000
     Printing and engraving expenses               40,000
     Accounting fees and expenses                  50,000
     Legal fees and expenses (other
          than relating to blue sky)               50,000
     Rating agency fees                            40,000
     Trustees' fees                                15,000
     Miscellaneous                                 25,545
                                                   -------
          Total                                  $268,000
                                                 ---------
                                                 ---------
All amounts except the registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.

     Pursuant to specific authority granted by Section 102 of the Delaware General Corporation Law (the "DGCL"), Article X of the Registrant's Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

          The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or any corresponding provision of the General Corporation Law of the State of Delaware.

     The Registrant, as a Delaware corporation, is empowered by
Section 145 of the DGCL, subject to the procedures and limitation stated therein, to indemnify any person against expenses
(including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employer or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Article IX of Registrant's Amended and Restated
Certificate of Incorporation and Article V of Registrant's By-laws both provide for indemnification of its officers and directors to the full extent permitted by the DGCL. In addition, the Company has entered into indemnification agreements with each of its directors and officers. In general, these agreements require the Company to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of the Company or guaranteed any obligations of the Company, provided that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to the Company due to willful misconduct in the performance of his duties to the Company (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

     Pursuant to Section 145 of the DGCL, Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

Item 16.  Exhibits.

     See Exhibit Index.

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)    To include any prospectus required by Section
   10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

          (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Senior Trustee and the Subordinated Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                         SIGNATURES


     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Greenwich, Connecticut, on the 27th day of December, 1996.


United Waste Systems, Inc.


By:  Michael J. Nolan
     -----------------
     Michael J. Nolan
     Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates set forth opposite their names. Each person whose signature appears below hereby authorizes Bradley S. Jacobs, John
N. Milne and Michael J. Nolan and each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Bradley S. Jacobs, John N. Milne and Michael J. Nolan, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Bradley S. Jacobs
--------------------
Bradley S. Jacobs
Chairman, Chief Executive Officer and Director (Principal
Executive Officer)
December 27, 1996


John N. Milne
--------------------
John N. Milne, Director
December 27, 1996


--------------------
G. Chris Andersen, Director
December   , 1996


Lawrence J. Twill, Sr.
--------------------
Lawrence J. Twill, Sr., Director
December 27, 1996


Christian Weyer
--------------------
Christian Weyer, Director
December 23, 1996


J Bryan Williams, III
--------------------
J Bryan Williams, III, Director
December 27, 1996


Michael J. Nolan
--------------------
Michael J. Nolan, Chief Financial Officer
(principal financial officer)
December 27, 1996


Sandra E. Welwood
--------------------
Sandra E. Welwood, Vice President Controller
(principal accounting officer)
December 27, 1996

                 EXHIBIT INDEX

Exhibit Number and Exhibit
--------------------------
     4.1 Amended and Restated Certificate of Incorporation dated October 31, 1991, as amended by (i) Certificate of Increase of Designated Number of Shares of Series B Cumulative Convertible Preferred Stock dated March 31, 1992, (ii) Certificate of Correction to Amended and Restated Certificate of Incorporation dated April 30, 1992, (iii) Certificate of Amendment to Certificate of Incorporation dated October 9, 1992, (iv) Certificate of Change of Location of Registered Office and Registered Agent dated January 28, 1993, (v) Certificate of Amendment to Certificate of Incorporation dated August 31, 1993, and (vi) Certificate of Amendment to Certificate of Incorporation dated June 12, 1996 (incorporated by reference to Exhibit No. 4.1 to the Registration Statement on Form S-8 Commission File No. 333-14489)


     4.2 By-laws (incorporated by reference to Exhibit No. 3.5 to the Registration Statement on Form S-1 Commission File
No. 33-53488)

     4.3  Form of Senior Indenture, including form of Senior
Security (incorporated by reference to Exhibit No. 4.8 to the Registration Statement on Form S-3 Commission File No. 33-83564)

     4.4 Form of Subordinated Indenture, including form of Subordinated Security (incorporated by reference to Exhibit No.
4.9 to the Registration Statement on Form S-3 Commission File
No. 33-83564)

     12.1 Statement re computation of ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends

     5.1  Opinion of Ehrenreich & Krause

     23.1 Consent of Ehrenreich & Krause (included in the opinion filed as Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP

     23.3  Consent of Coopers & Lybrand L.L.P.

     23.4  Awareness Letter of Coopers & Lybrand L.L.P.

     23.5  Consent of Hanson Rotter & Green

     23.6  Consent of Hanson Rotter & Green

     24.1  Power of Attorney (included in Part II of the
Registration Statement under the caption "Signatures")
------------------